                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 5th day of July, 2000 by and between ROBERT VAN NAARDEN, residing at 514 Long Lane, Huntingdon Valley, Pennsylvania 19006 (hereinafter referred to as the "Employee") and AUTHENTIDATE.COM, INC., a Delaware corporation with principal offices located at 2165 Technology Drive, Schenectady, New York 12308 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company is engaged in the business of providing a service accessible through the World Wide Web allowing users to verify the date, time, content and authorship of documents, digital files and other images; and

         WHEREAS, the Company desires to employ Employee for the purpose of securing for the Company the experience, ability and services of Employee; and

         WHEREAS, Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby employs Employee, and Employee hereby accepts such employment in the capacity of Chief Executive Officer of the Company.

         1.2 The Company agrees to nominate Employee for election to the Board of Directors of the Company and to the Board of Directors of Bitwise Designs, Inc., during the term of his employment with the Company.

                                   ARTICLE II

                                     DUTIES

         2.1 Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Board of Directors, perform such duties and functions as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement.

         2.2 Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         2.3 Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

                  (i) Those duties attendant to the position with the Company for which he is hired;

                  (ii) Establish and implement current and long range objectives, plans, and policies, subject to the approval of the Board of Directors;

                  (iii) Financial planning including the development of, liaison with, financing sources and investment bankers;

                  (iv)     Managerial oversight of the Company's business;

                  (v)      Shareholder's relations;

                  (vi) Ensure that all Company activities and operations are carried out in compliance with local, state and federal regulations and laws governing business operations.

                  (vii) Business expansion of the Company including acquisitions, joint ventures, and other opportunities; and

                  (viii) Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers and others in the business community.

         2.4 Employee shall be based in the New York City, New York area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

                                   ARTICLE III

                                  COMPENSATION

         3.1 Commencing the date hereof and during the term hereof, Employee shall be compensated initially at the rate of $250,000 per annum, subject to such increases, if any, determined by the Board of Directors in its discretion, on each 12-month anniversary of this Agreement (the "Base Salary"). The Base Salary shall be paid to Employee in accordance with the Company's regular payroll periods.

         3.2 Employee shall be entitled to receive an annual bonus (the "Bonus") of up to $200,000 based on the achievement of certain performance targets to be determined at the commencement of each year of employment by the Board of Directors; provided, however, for the initial year of his employment, Employee shall be entitled to be paid as a Bonus a minimum of $80,000, to be paid to Employee in equal payments on each of the Company's regular payroll dates during the first year of this Agreement.

         3.3 The Company shall deduct from Employee's compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct.

         3.4 Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation.

                                   ARTICLE IV

                                    BENEFITS

         4.1 During the term hereof, the Company shall provide Employee with group health care and insurance benefits as generally made available to the Company's senior management; provide such other insurance benefits obtained by the Company and made generally available to the Company's senior management; and reimburse Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by Employee on behalf of the Company upon presentation of suitable documentation, in accordance with Company policy.

         4.2 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

          4.3 All benefits shall be consistent with the Company's Employee
Manual.

          4.4 For each year of the term hereof, Employee shall be entitled to four (4) weeks paid vacation.

         4.5 Employee shall be entitled to sick leave in accordance with the Company's policy which is currently as follows:

         Each Employee is entitled to five (5) days sick leave per calendar year (pro rata for the initial year). Unused sick time is accrued for catastrophic illness up to a maximum of 30 days. Under no circumstances is an employee entitled to cash compensation for unused sick leave.

                                    ARTICLE V
                                 NON-DISCLOSURE

         5.1 Employee shall not, at any time during or after the termination of his employment, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, technology and other assets of the Company which if disclosed would be detrimental to the Company, including information relating to any customer of the Company or any other nonpublic business information of the Company learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. As used in the Article V, Proprietary Information shall mean information of any nature and in any form, except for information which Employee can demonstrate:

                  (i) was at the time of disclosure to Employee generally part of the public domain or thereafter becomes part of the public domain through no act or omission by Employee; or

                  (ii) was lawfully in Employee's possession as shown in written records prior to disclosure by the Company and without obligation of confidentiality; or

                  (iii) was lawfully received by Employee after disclosure from a third party without obligation of confidentiality and without violation by said third party of an obligation of confidentiality to another; or

                  (iv) was required to be disclosed by law or court order.

                                   ARTICLE VI
                              RESTRICTIVE COVENANT

         6.1 In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article VIII, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of one (1) year following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise) which is involved in the business of providing Internet based authentication services, or is otherwise engaged in the same or similar business as the Company shall be engaged and is in direct competition with the Company, or which the Company is in the process of developing, during the tenure of Employee's employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than five percent of the shares of any publicly held corporation shall not violate the provisions of this Article VI.

         6.2 In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any business similar to the business in which the Company was engaged, or in the process of developing during Employee's tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         6.3 Except as otherwise may be agreed by the Company in writing, in consideration of the employment of Employee by the Company, and free of any additional obligations of the Company to make additional payment to Employee, Employee agrees to irrevocably assign to the Company any and all inventions, software, manuscripts, documentation, improvements or other intellectual property whether or not protectible by any state or federal laws relating to the protection of intellectual property, relating to the present or future business of the Company that are developed by Employee prior to the termination of his/her employment with the Company, either alone or jointly with others, and whether or not developed during normal business hours or arising within the scope of his/her duties of employment. Employee agrees that all such inventions, software, manuscripts, documentation, improvement or other intellectual property shall be and remain the sole and exclusive property of the Company and shall be deemed the product of work for hire. Employee hereby agrees to execute such assignments and other documents as the Company may consider appropriate to vest all right, title and interest therein to the Company and hereby appoints the Company Employee's attorney-in-fact with full powers to execute such document itself in the event employee fails or is unable to provide the Company with such signed documents. This provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

         6.4 Employee agrees to indemnify and hold harmless the Company, against any claim, suit or proceeding brought against the Company based on a claim that the employment of Employee by the Company is in violation of any restrictive covenant contained in any agreement between (1) the Company and Employee's former employer or (2) Employee and his former employer.

         6.5 If any court shall hold that the duration of non-competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                   ARTICLE VII

                                      TERM

         7.1 This Agreement shall be for a term of three (3) years commencing July 5, 2000 and terminating on July 5, 2003 unless sooner terminated as provided for herein (the "Expiration Date").

         7.2 If the Company elects not to renew this Agreement, or if the Company fails to reach agreement with Employee as to the terms of renewal, upon the termination of Employee's employment with the Company for any reason after the Expiration Date, the Company shall pay to Employee, in addition to any other payments due hereunder, a severance payment equal to twelve months of Employee's Base Salary ("Severance Payments") payable in accordance with the Company's regular payroll periods, commencing on the first day of the first payroll period following the date of such termination.

                                  ARTICLE VIII
                             DISABILITY DURING TERM

         8.1 In the event Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of two (2) consecutive months, and the Company elects to terminate this agreement in accordance with Article IX, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under Article III of this Agreement for a period of twelve (12) months commencing from the date of such total disability or the balance of the original term of this agreement, whichever is greater and payable in accordance with the Company's regular payroll periods. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive from insurance policies provided by the Company.

                                   ARTICLE IX

                                  TERMINATION

         9.1 The Company may terminate this Agreement:

                  a. Upon the death of Employee during the term hereof, except that Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation on a pro rata basis.

                  b. Subject to the terms of Article VIII, upon written notice from the Company to Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of any two (2) months in a twelve month period.

                  c. Upon written notice from the Company to Employee, at any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as:
(i) willful disobedience by Employee of a material and lawful instruction of the Board of Directors of the Company; (ii) conviction of Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony;
(iii) breach by Employee of any material provision of this Agreement; (iv) conduct amounting to fraud, dishonesty, negligence, willful misconduct or recurring insubordination; (v) inattention to or unsatisfactory performance of duties which adversely affects operations of the Company; or (vi) excessive absences from work.

         9.2 In the event the Company terminates this Agreement without cause, Employee shall be entitled to a severance payment equal to twelve (12) months of Employee's Base Salary, payable in accordance with the Company's regular payroll periods, commencing on the first day of the first payroll period following the date of termination.

                                    ARTICLE X
                         TERMINATION OF PRIOR AGREEMENTS

         10.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written prior to the effective date of this Agreement.

                                   ARTICLE XI
                                  STOCK OPTIONS

         11.1 As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee shares of the Company's Common Stock, $.001 par value, as follows:

                  Subject to the terms and conditions of the Company's Employee Stock Option Plan (the "Plan"), and the terms and conditions set forth in the Stock Rights Certificate which are incorporated herein by reference, Employee is granted such number of shares of the Company's Common Stock as shall equal 5% of the shares of the Company's Common Stock outstanding as of the date of this Agreement. The shares granted hereunder shall vest in equal amounts over a four-year period commencing one year from the date hereof. The Stock Rights are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Stock Rights shall terminate as provided in the Plan.

         11.2 Subject to the terms and conditions of Employee Stock Option Plan (the "Bitwise Plan") of Bitwise Designs, Inc., and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, Employee is hereby granted options to purchase 200,000 shares of the Common Stock of Bitwise Designs, Inc., which shall vest in equal amounts over a four-year period commencing on the date hereof. The exercise price of the option shall be the market price of the Common Stock on the date hereof as determined by the Bitwise Plan and shall contain such other terms and conditions as set forth in the stock option agreement. The foregoing options shall be qualified as incentive stock options to the maximum as allowed by law. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan.

                                   ARTICLE XII
                         ARBITRATION AND INDEMNIFICATION

         12.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New York in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         12.2 The Company hereby agrees to indemnify, defend, and hold harmless Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, and to the fullest extent permitted by law. The Company shall maintain such insurance as is necessary and reasonable to protect Employee from any and all claims arising from or in connection with his employment by the Company, provided such insurance can be obtained without unreasonable effort and expense.

                                  ARTICLE XIII

                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XIV

                                     NOTICE

         All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:

                  IF TO THE COMPANY:                 AUTHENTIDATE.COM, INC.
                                                     2165 Technology Drive
                                                     Schenectady, NY 12308

                  IF TO EMPLOYEE:                    ROBERT VAN NAARDEN
                                                     514 Long Lane
                                                     Huntingdon Valley, PA 19006

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective three (3) days after delivery or mailing.

                                   ARTICLE XV

                                     BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of Employee.

                                   ARTICLE XVI

                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVII

                                  GOVERNING LAW

         This Agreement has been negotiated and executed in the State of New York shall govern its construction and validity.

                                  ARTICLE XVIII

                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New York, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of New York.

                                   ARTICLE XIX

                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                        AUTHENTIDATE.COM, INC.

                                        By:___________________________________
                                                 Name:
                                                 Title:

                                        ______________________________________
                                                 ROBERT VAN NAARDEN

                                                 Employee